PROCES VERBAL DE LA REUNION

D' IDENTIFICATION DU PROJET DE CONSTRUCTION DE LOGEMENTS ECONOMIQUES

MEMPHIS DU 22 AU 27 JUILLET 2005

Sur invitation de la societe ICT, la delegation tchadienne composee des representants du gouvernement et des membres de la societe TTP/SAHEL a effectue une mission d' identification d' un projet de construction de logements economiques a Memphis aux Etats-Unis.

La delegation tchadienne est composee de:

- Youssouf MAINA, Chef de Mission Conseiller a l' amenagement de territoire , a l' urbanisme et a l'habitat a la Presidence de la Republique;
- Tahir GONI , secretaire general du Ministere de l'amenagement du territoire, de l'urbanisme et de l'habitat;
- Adoum TOGOI, PDG de TTP/Sahel;
- Issa DJEDELI , Directeur Technique de TTP/Sahel;
- Annour BOUTIGNAN , membre de la societe TTP/Sahel.

Elle a ete accompanee par l' ambassadeur de la Republique du Tchad aux Etat-Unis et des representants de la societe Chad America Business Consulting Company Inc

La delegation a ete aceuillie par les responsables de la societe ICT qui avait organise une ceremonie a laquelle ont participe le Gouverneur de l' Etat de Tennessee, les Maires et autres personnalites de l'Etat.

Par ailleurs , une visite de l'usine de fabrication des panneaux a ete organisee suivie d' une projection de film et de discussions.

Les parties ont convenues sur les points suivants:

1. Les parties ont la volonte de travailler ensemble pour mettre en place un projet dont le contenu sera finalise.
2. le projet consistera dans une premiere etape a la mise en place aux frais de ICT et TTP de trois modeles types de logement economique conformement aux plans types remis par le gouvernement

3. le groupe ICT formulera une offre Technique et Financiere pour 1000 logements economiques qu' il transmettra au gouvernement pour approbation
4. le groupe ICT appuyera le gouverenement pour la recherché de financement aupres de EXIMBANK ou autre Agence de financement
5. le gouvernement introduira une requete de financement aupres de EXIMBANK dont les modalites seront discutees entre la banque et le gouvernement.
6. Si le financement est acquis, et après approbation de la Proposition Technique et financiere, le gouvernement signera un contract avec ICT. Dans ce cadre une partie des prestations sera confiee a TTP/ SAHEL suivant un protocole d' accord entre les deux parties
7. ICT utilisera les enterprises nationales, assurera la formation du personnel et creera des emplois
8. Dans une deuxieme etape, si les conditions le permettent le gouvernement, ICT, ACC et TTP/Sahel etudieront les modalites pour la mise en place au Tchad de l' usine de fabrication des panneaux pour la construction des logements
9. Dans tous les cas, le gouvernement se reserve le droit de donner suite a ce projet.

Memphis, Tennessee le 26/07/2005

Pour le Gouvernement	Youssouf Maina
Pour l'Ambassade du Tchad	Mahamoud Adam Bechir
Pour la societe TTP/Sahel	Adoum TOGOI
Pour la societe ICT	Michael HRINKO
Pour la societe ACC	Michael W. Hawkins

Letter of Intent

Confidential

The purpose of this Letter of Intent is to confirm the mutual understandings of International Construction Technologies, LLC ("ICT"), P.C.A Ste Traveaux Public ("Sahel Company"), Alternative Construction Company, Inc. ("ACC"), and the Republic of Chad ("CHAD") on the terms of a proposed strategic business relationship, with the primary objective of establishing and operating an alternative building materials factory in the Republic of Chad, of which alternative building materials would be manufactured for internal domestic use and regional export, stimulating domestic economic and industrial growth within that nation. In this Letter of Intent, ICT, Sahel, ACC, and Chad are referred to each as a "Party" and collectively as the "Parties."

1. The Parties

(a) ICT. ICT is a company incorporated under the laws of the State of Virginia, USA, with its principle offices at 7424 Eastmoreland Road, Suite 101, Annandale, Virginia 22003, USA. ICT is the international dealer of alternative building materials, related technologies and engineering and construction services at issue in this Letter of Intent in (and among other territories) Africa. ICT is represented by its CEO, Michael C. Hrinko, who is duly authorized to execute this Letter of Intent on behalf of ICT.

(b) SAHEL. Sahel is a company incorporated under the laws of the Republic of Chad, Africa with its principle offices at Avenue Charles De Gaule – N'Djamena, Chad. Sahel is an international business entity, providing a variety of business and construction services at issue in this Letter of Intent in (and among other territories) Africa. Sahel is represented by its CEO, General: Adoum Togoi Abbo, who is duly authorized to execute this Letter of Intent on behalf of Sahel.

(c) ACC. ICT is a company incorporated under the laws of the State of Tennessee, USA, with its principle offices at 1033 Lake Street – Bolivar, TN 38008 USA. ACC is the manufacturer of alternative building materials, and owner of related manufacturing technologies at issue in this Letter of Intent. ACC is represented by its CEO, Michael Hawkins, who is duly authorized to execute this Letter of Intent on behalf of ACC.

(d) CHAD. CHAD is a sovereign State located in Africa, and is represented by Ambassador Mahamoud Adam Bechir with offices at the Embassy of Chad, 2002 – R Street, NW – Washington, DC 20009 USA, who is duly authorized to execute this Letter of Intent on behalf of CHAD.

2. General Description of the Business Relationship. The goal of this Letter of Intent is:

a) to identify the agreements that the Parties will need to reach for the purchase and sale of the alternative building materials and for the establishment of a factory in the Republic of Chad at which such materials will be manufactured

b) to set forth the factors and certain obligations that will be binding on the Parties regardless of whether the contemplated business relationships between them are finalized.

The following factors, among others, will need to be discussed and agreed upon in order to conclude formal and definitive agreements. In addition to the factors listed below, all of these future agreements will contain appropriate representations and warranties, conditions to closing, term and termination, and standard legal provisions (such as governing law, dispute resolution, force majeure, entire agreement, and severability provisions):

(1) Discussion Points

- Type of products to be purchased
- Minimum annual purchases
- Process for submitting purchase orders
- Purchase Orders to be submitted to and approved
- Any price terms
- Payment terms of each Purchase Order, irrevocable letter of credit, etc.,
- All sales to be deemed ICT sales
- Shipping term (e.g., CIF, FOB, or Ex-Factory and port of shipment)
- Generic packing requirements
- Generic insurance requirements (would relate to shipping term) -- Any inspection requirements
- Provisions dealing with any warranties
- Term of agreement
- Termination rights

IN WITNESS WHEREOF, and as indicated by signature below, the Parties hereby agree to the terms and intent of this agreement.

X
International Construction Technologies, LLC.

X________________
Sahel Company

X
Alternative Construction Company, Inc.

X
The Republic of Chad